Exhibit 10.9

TRADEMARK COLLATERAL SECURITY AGREEMENT

THIS AGREEMENT is made on the 20 day of June, 2005, by and between RAFAELLA APPAREL GROUP, INC., a Delaware corporation having a mailing address at 1411 Broadway, New York, New York 10018 (“Borrower”) and HSBC BANK USA, NATIONAL ASSOCIATION, as agent for Lenders (as defined below) having a mailing address at 452 Fifth Avenue, New York, New York 10018 (“Agent”).

BACKGROUND

Borrower and one or more other companies (collectively with Borrower, the “Company”) have entered into a Financing Agreement of even date herewith (as amended, modified, restated or supplemented from time to time, the “Financing Agreement”) with the various financial institutions named therein or which hereafter become a party thereto (each a “Lender” and collectively, “Lenders”) and Agent providing for financial accommodations by Agent to Company. In order to induce Agent and Lenders to execute and deliver the Financing Agreement, Borrower agreed to execute and deliver to Agent for its benefit and for the ratable benefit of Lenders this Trademark Collateral Security Agreement (as amended, modified, restated or supplemented from time to time, this “Agreement”).

NOW, THEREFORE, in consideration of the premises, Borrower and Agent hereby agree as follows:

1.         Defined Terms. All capitalized terms used herein which are not otherwise defined herein shall have the meanings given to them in the Financing Agreement and the following terms shall have the following meanings, unless the context otherwise requires:

“Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

“Collateral” shall have the meaning assigned to it in Section 2 of this Security Agreement.

“Licenses” shall mean the written trademark license agreements of Borrower designated on Schedule I hereto, as any of the same may from time to time be amended, modified or supplemented.

“Proceeds” shall have the meaning assigned to it under Section 9-306 of the Code, and in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to Borrower from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Trademarks” shall mean the registered trademarks and pending applications shown in the attached Schedule A, and those trademarks which are hereafter adopted or acquired by Borrower, and all right, title and interest therein and thereto, and all registrations, applications, and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any foreign country, all whether now owned or hereafter acquired by Borrower.

2.         Grant of Security Interest. As collateral security for the prompt payment of the Obligations, Borrower hereby grants and conveys to Agent for its benefit and for the ratable benefit of Lenders a security interest in and to (a) the entire right, title and interest of Borrower in and to the Trademarks, including the registrations and applications appurtenant thereto, listed in Schedule A hereto (as the same may be amended pursuant hereto from time to time), and in and to any and all trademarks, and registrations and applications appurtenant thereto, hereafter acquired or filed by Borrower, including without limitation all renewals thereof, all proceeds of infringement suits, the rights to sue for past, present and future infringements and all rights corresponding thereto and the goodwill of the business to which each of the Trademarks relates and (b) all of Borrower’s right, title and interest in, to and under the following:

(i)         all Licenses;

(ii)        all Receivables, contract rights and General Intangibles arising under or relating to each and every License (including, without limitation, (A) all moneys due and to become due under any License, (B) any damages arising out of or for breach or default in respect of any such License, (C) all other amounts from time to time paid or payable under or in connection with any such License, and (D) the right of Borrower to terminate any such License or to perform and to exercise all remedies thereunder); and,

(iii)       to the extent not otherwise included, all Proceeds and products of any or all of the foregoing. All of the property referred to in this paragraph 2 is hereafter collectively called the “Collateral.”

3.         Representations and Warranties. Borrower covenants and warrants that:

(a)       The Trademarks are subsisting and have not been adjudged invalid or unenforceable in whole or in part;

(b)       Except as set forth on Schedule A, to the best of Borrower’s knowledge, each of the Trademarks is valid and enforceable;

(c)       There is no outstanding claim that the use of any of the Trademarks violates the rights of any third person;

(d)       To the best of Borrower’s knowledge, Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Trademarks, free and clear of any liens, charges and encumbrances (including without limitation pledges, assignments, licenses, registered user agreements and covenants by Borrower not to sue third persons), except for the Licenses or other agreements disclosed on Schedule I attached hereto;

(e)       Borrower has the right to enter into this Agreement and perform its terms;

(f)        Borrower has used, and will continue to use for the duration of this Agreement, proper statutory notice, where appropriate, in connection with its use of the material Trademarks; and

(g)       Borrower has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Trademarks.

4.         New Trademarks.

(a)       If, before the Obligations shall have been irrevocably paid in full, Borrower shall obtain rights to any new Trademarks, or become entitled to the benefit of any trademark application or trademark for any renewal or extension of any Trademark, the provisions of paragraph 2 shall automatically apply thereto and Borrower shall give Agent prompt written notice thereof.

(b)       Borrower grants Agent a power-of-attorney, irrevocable so long as the Financing Agreement is in existence, to modify this Agreement by amending Schedule A to include any future trademarks, including trademark registrations or applications appurtenant thereto covered by this Agreement.

5.         Covenants. Borrower covenants and agrees with Agent that from and after the date of this Agreement and until the Obligations are fully satisfied:

(a)       Further Documentation; Pledge of Instruments. Upon the reasonable written request of Agent, Borrower will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Agent may reasonably deem desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code with respect to the liens and security interests granted hereby. Borrower also hereby authorizes Agent to file any such financing or continuation statement without the signature of Borrower to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged to Agent hereunder, duly endorsed in a manner satisfactory to Agent.

(b)       Maintenance of Trademarks. Borrower will not do any act, or omit to do any act, whereby the Trademarks or any registration or application appurtenant thereto, are reasonably likely to become abandoned, invalidated, unenforceable, avoided, avoidable, or will otherwise diminish in value, and shall notify Agent immediately if it knows of any reason or has reason to know of any ground under which this result may occur. Borrower shall take commercially appropriate action at its expense intended to halt the infringement of the

Trademarks and shall properly exercise its duty to control the nature and quality of the goods offered by any licensees in connection with the Licenses. Notwithstanding anything herein to the contrary, so long as no Event of Default has occurred and is continuing, the Borrower shall not have an obligation to use or to maintain any Trademark, (A) that relates solely to any product, brand or work that has been, or is in the process of being, discontinued, abandoned or terminated, (B) that is being replaced with a Trademark substantially similar to the Trademark that may be abandoned or otherwise become invalid, so long as the failure to use or maintain such Trademark does not materially adversely affect the validity of such replacement Trademark, and so long as such replacement Trademark is subject to the Lien and security interest created by this Agreement, (C) that is substantially the same as another Trademark that is in full force, so long as the failure to use or maintain such Trademark does not materially adversely affect the validity of such other Trademark, and so long as such other Trademark is subject to the Lien and security interest created by this Agreement or (D) that is or becomes the subject of any formal or informal dispute and/or any administrative or legal proceeding (whether ex parte or inter partes) or other circumstances such that the Borrower, using good faith business judgment, reasonably determines it to be imprudent to maintain or continue use of such Trademark.

            (c)       Indemnification. (A) Borrower assumes all responsibility and liability arising from the use of the Trademarks, and Borrower hereby indemnifies and holds Agent and Lenders harmless from and against any claim, suit, loss, damage or reasonable expense (including reasonable attorneys' fees) arising out of Borrower's operations of its business from the use of the Trademarks, except for Agent's gross negligence and willful misconduct (B) In any suit, proceeding or action brought by Agent or any Lender under any License for any sum owing thereunder, or to enforce any provisions of such License, Borrower will indemnify and keep Agent and Lenders harmless from and against all reasonable expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach of Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from Borrower, and all such obligations of Borrower shall be and remain enforceable against and only against Borrower and shall not be enforceable against Agent or any Lender.

(d)       Limitation of Liens on Collateral. Borrower will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove any lien, security interest, encumbrance, claim or right, in or to the Collateral, and will defend the right, title and interest of Agent in and to any of Borrower's rights under any License and to the Proceeds thereof against the claims and demands of all persons whomever.

(e)       Limitations on Modifications of Licenses. Borrower will not amend, modify, terminate or waive any material provision of any License in any manner which would reasonably be expected to materially adversely affect the value of such License as Collateral without the approval of Agent, not to be unreasonably withheld or delayed.

(f)        Notices. Borrower will advise Agent promptly, in reasonable detail, (i) of any lien or claim made or asserted against any of the Collateral, (ii) of any material change in the composition of the Collateral and (iii) of the occurrence of any other event which would have a material adverse effect on the value of any of the Collateral or on the security interests created hereunder.

(g)       Limitation on Further Uses of Trademarks. Borrower will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license, or otherwise dispose of any of the Collateral, without prior written consent of Agent not to be unreasonably withheld or delayed; provided that Borrower can grant an exclusive or non-exclusive license in the ordinary course of business upon written notice to Agent.

(h)       Exercise of Rights: Delivery of Notices. Borrower shall (i) exercise promptly and diligently each and every material right which it may have under each License (other than any right of termination) and (ii) deliver to Agent a copy of each material demand, notice or document sent or received by it relating in any way to any License or Trademark.

6.         Agent's Appointment as Attorney-in-Fact.

(a)       Borrower hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Agent's discretion, for the purposes of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives Agent the power and right, on behalf of Borrower, to do the following:

(i)         Upon the occurrence and continuance of an Event of Default, to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any License and, in the name of Borrower or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any License and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any and all such moneys due under any License whenever payable;

(ii)        To pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefore and the costs thereof; and

(iii)       Upon the occurrence and continuance of an Event of Default, (A) to direct any party liable for any payment under any of the Licenses to make payment of any and all moneys due and to become due thereunder directly to Agent or as Agent shall direct; (B) to receive payment of and receipt for any and all money, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral, (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (D) to defend any suit, action or proceeding brought against

Borrower with respect to any Collateral; (E) to settle, compromise, or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Agent may deem appropriate; and (F) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent’s option all acts and things which Agent deems necessary to protect, preserve or realize upon the Collateral and Agent’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

(b)       This power of attorney is a power coupled with an interest and shall be irrevocable. Notwithstanding the foregoing, Borrower further agrees to execute any additional documents which Agent may reasonably require in order to confirm this power of attorney, or which Agent may reasonably deem necessary to enforce any of its rights contained in this Agreement.

(c)       The powers conferred on Agent hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to Borrower for any act or failure to act, except for its own gross (not mere) negligence or willful misconduct.

(d)       Borrower also authorizes Agent to execute, in connection with the sale provided for in paragraph 10(b) of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

7.         Execution of Power of Attorney. Concurrently with the execution and delivery hereof, Borrower shall execute and deliver to Agent, in the form of Exhibit I hereto, ten (10) originals of a Power of Attorney for the implementation of the assignment, sale or other disposal of the Trademarks pursuant to paragraph 7 hereof.

8.         Performance by Agent of Borrower’s Obligations. If Borrower fails to perform or comply with any of its agreements contained herein and Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of Agent incurred in connection with such performance or compliance shall be payable by Borrower to Agent on demand and shall constitute Obligations secured hereby.

9.         Remedies, Rights Upon Event of Default.

(a)       If an Event of Default shall occur and be continuing:

(i)         All payments received by Borrower under or in connection with any of the Collateral shall be held by Borrower in trust for Agent and Lenders, shall be segregated from other funds of Borrower and shall forthwith upon receipt by Borrower, be turned over to Agent, in the same form as received by Borrower (duly indorsed by Borrower to Agent, if required); and

(ii)        Any and all such payments so received by Agent (whether from Borrower or otherwise) may, in the sole discretion of Agent, be held by Agent as collateral security for, and/or then or at any time thereafter applied in whole or in part by Agent against all or any part of the Obligations in such order as Agent shall elect. Any balance of such payments held by Agent and remaining after payment in full of all the Obligations shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive the same.

(b)       If any Event of Default shall occur and be continuing, Agent and Lenders may exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Borrower shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Agent and Lenders are entitled. Borrower shall also be liable for the reasonable fees of any attorneys employed by Agent and Lenders to collect any such deficiency and also as to any reasonable attorney's fees incurred by Agent and Lenders with respect to the collection of any of the Obligations and the enforcement of any of Agent's respective rights hereunder.

10.       Termination. At such time as the Obligations are irrevocably satisfied in full and the Financing Agreement is irrevocably terminated, this Agreement shall terminate and Agent shall execute and deliver to Borrower all such releases, deeds and other instruments as may be necessary or proper to re-vest in Borrower full title to the Trademarks, subject to any disposition thereof which may have been made by Agent pursuant hereto.

11.       Notices. Any notice to Agent or Borrower under this Agreement shall be given in the manner and to the parties designated in the Financing Agreement.

12.       No Waiver. No course of dealing between Borrower, Agent or any Lender, nor any failure to exercise, nor any delay in exercising, on the part of Agent or any Lender, any right, power or privilege hereunder or under the Financing Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.       Cumulative Remedies. All of Agent's and Lenders' rights and remedies with respect to the Collateral, whether established hereby or by the Financing Agreement, or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently.

14.       Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

15.       No Modification Except in Writing. Except as provided in paragraphs 5 and 7, no amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing executed by the parties hereto.

16.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and Agent, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent.

17.       Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and wholly performed therein (without giving effect to principles of conflicts of law).

18.       Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

19.       Counterparts; Facsimile. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

WITNESS:	RAFAELLA APPAREL GROUP, INC.

	By:	/s/ Glenn Palmer

Name: Glenn Palmer
Title: Chief Executive Officer

WITNESS:	HSBC BANK USA, NATIONAL ASSOCIATION

	By:	/s/ Lisa H. Augustus

Name: Lisa H. Augustus
Title: Vice President